TRIPLE NET BUILDING LEASE

                                     Between

                           PACIFIC SHORES CENTER LLC,
                                       as
                                     LESSOR

                                       and

                                BROADVISION INC.
                             a Delaware corporation
                                       as
                                     LESSEE

                                       for

                                    PREMISES
                                       at
                              Pacific Shores Center
                                   Building 5
                            Redwood City, California

                                    ARTICLE I
                                     PARTIES

         Section 1.01. Parties. This Lease, dated for reference purposes, and effective as of February 15, 2000, is made by and between PACIFIC SHORES CENTER LLC, or assignee, ("Lessor") and BROADVISION INC., a Delaware corporation ("Lessee").

                                   ARTICLE II
                                    PREMISES

         Section 2.01. Demise of Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the terms and conditions set forth herein, Premises consisting of one building ("Building") of ten free standing, office and research and development buildings ("Buildings") together with other Common Area improvements, buildings, structural features and amenities described herein to be constructed by Lessor on real property situated in Redwood City, County of San Mateo, State of
California, more particularly described in Exhibit A and commonly known as Pacific Shores Center (the "Project"). The Building will be four stories tall and will consist of approximately One Hundred Twenty Six Thousand, Four Hundred Thirty Two (126,432) rentable square feet, as more particularly described and depicted herein in Exhibits "A" and "B." The actual rentable square footage of the Building (the "Rentable Area") will be determined and certified by Lessor's architect by a method described as "dripline," whereby the measurement encompasses the outermost perimeter of the constructed building, including every projection thereof and all area beneath each such projection, whether or not enclosed, with no deduction for any inward deviation of structure and with the measurement being made floor by floor, beginning from the top of the Building provided, that, Rentable Area does not include the open area beneath the walkway between the Building and a second building also being leased by Lessee. The legal parcel on which the Building is to be constructed is herein designated as the "Property." The Building leased hereunder, commonly known as Building 5 - Pacific Shores Center, Redwood City, California, and its appurtenances described herein are herein designated as the "Premises."

         Section 2.02. Common Area. During the Lease Term, Lessee shall have the non-exclusive right to use the Common Area defined herein. Lessor reserves the right to modify the Common Area, including reducing the size or changing the use, configuration and elements thereof in its sole discretion and to close or restrict access from time to time for repair, maintenance or to prevent a dedication thereof, provided that Lessee nonetheless shall have access to parking and the Premises during such activities and, provided further, that Lessor will continue to maintain the baseball and soccer fields and the amenities/athletic facility or replacement items of like kind for so long as Lessor is legally able to do so during the Lease Term. Lessor further reserves the right to establish, repeal and amend from time to time rules and regulations for the use of the Common Area (provided that, to the extent that any conflict between any new Rules and Regulations and this Lease (including the Rules and Regulations attached hereto as Exhibit "L") would materially and adversely affect Lessee's use of the


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

Premises, this Lease shall govern, and to grant reciprocal easements or other rights to use the Common Area to owners of other property. "Common Area" includes, without limitation, all portions of the Property other than the Building, including landscaping, sidewalks, walkways, driveways, curbs, parking lots (including striping), roadways within the Project, sprinkler systems, lighting, surface water drainage systems, an amenities/athletic facility to be available for use by Lessee's employees (the "Amenities/Athletic Facility"), as well as baseball and soccer fields, a water front park, and a perimeter walking/biking trial, and, to the extent required by government authorities having jurisdiction over Lessor's development of the Project, amphitheater, marine life resource center, retreat and conference center, child care center and such further portions of the Project or additional or different facilities as Lessor may from time to time designate or install or make available for the use by Lessee in common with others.

         Section 2.03. Parking. Lessor shall provide Lessee with parking spaces within the Property in the ratio to space within the Building as required by law which is three (3.0) spaces per one thousand (1,000) square feet of space within the Building. In the event Lessor elects or is required by any law to limit or control parking at the Premises, whether by validation of parking tickets or any other method of assessment, Lessee agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Lessor.

         Section 2.04.  Construction.

         (a) Government Approvals. Lessor shall diligently pursue obtaining governmental approval of a Site Plan and Building design and elevations with respect to the development of the Premises, copies of which are attached hereto as Exhibit "A." The parties acknowledge and agree that the final footprint and elevations of the Building may vary from those attached as Exhibit "A" because the plans and specifications will undergo a plancheck process with the City of Redwood City (the "City") and Lessor will make such revisions as are required or are otherwise deemed necessary or appropriate by Lessor, provided however, that nothing herein shall be deemed to relieve Lessor from the duty to develop the Building substantially in compliance with Exhibits "A" and "B." In the event the City requires material changes to the Site Plan and Building design attached hereto as Exhibit A, Lessor shall notify Lessee and provide Lessee with the opportunity to review such changes. In the event the proposed changes are unacceptable to Lessee, Lessee shall have the right to meet with the City (in the presence of Lessor) to discuss the changes and negotiate changes that are acceptable to Lessee and Lessor in the reasonable discretion of each, provided that no delay to the construction schedule will be caused by same. If the changes to the Building Design result in additional square footage being added to the Building, any additional square footage which will increase the Load (as defined below) by more than 5% of the Rentable Area of the Building as the Building design exists on February 15, 2000, shall not be included in the rentable square footage of the Premises. For purposes of this Lease, "Load" shall mean that square footage of the Building outside the exterior walls and included in Rentable Area because of projections from the roof of the Building or the "dripline."

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

         (b) Construction of Shell Building. Lessor, utilizing Rudolph & Sletten (or such alternate as Lessor in its sole discretion may select) as general contractor ("General Contractor"), shall construct the "Building Shell" (as defined in the attached Exhibit "D") in accordance with (i) plans and specifications to be attached as Exhibit "B," which shall be consistent with DES Development Progress Plan dated February 14, 2000 for structural steel for lot 6 and 6P, and (ii) all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances. Lessor shall pay all costs of constructing the Building Shell.

         (c) Construction of Tenant Improvements. Lessor, using the General Contractor, shall construct the Tenant Improvements and shall contribute the Tenant Improvement Allowance towards the payment of same and Lessee shall pay all costs associated with same in excess of the Tenant Improvement Allowance. Notwithstanding the foregoing, Lessee, by written notice delivered to Lessor on or before June 1, 2000, may select a general contractor other than Lessor's General Contractor to construct the Tenant Improvements, provided that (i) such general contractor has sufficient financial strength and experience in constructing first class quality improvements of the type to be constructed in the Premises to reasonably satisfy Lessor and any lender whose loan is secured by the Project or any part thereof and, (ii) the Tenant Improvements identified on Exhibit "M" hereto as "Warm Shell Improvements" shall be constructed by Lessor's General Contractor (notwithstanding that they retain their status as Tenant Improvements) the cost of which is to be charged to the Tenant Improvement Allowance.

         (d) Tenant Improvement Plans and Cost Estimate If Lessor's Contractor Constructs Tenant Improvement. Lessee shall work with Lessor's architect to develop interior schematic drawings and Lessee shall approve final interior schematic drawings for the Building no later than September 1, 2000. Lessee shall work with Lessor's architect to develop working drawings outlining, among other things, Lessee's wall layout, detailed electrical and air conditioning requirements and finishes ("Working Drawings") and Lessee shall approve final Working Drawings on or before November 24, 2000. The cost of the interior schematic drawings and Working Drawings shall be a Tenant Improvement cost. Based on this information, Landlord shall cause the General Contractor to prepare and deliver to Lessee a budget for the Tenant Improvements ("Budget"). Lessee shall approve the Budget (or disapprove and modify the same with Lessor's consent), in writing, within ten (10) business days thereafter. The Working Drawings and Budget must be approved by Lessor in writing and be of quality equal to or greater than the Interior Specifications Standards set forth in Exhibit "C." Once the Budget is approved, Lessor shall enter into a guaranteed maximum price contract with the General Contractor for the construction of the Tenant Improvements in accordance with the approved final Working Drawings (the "Construction Contract"). Lessee shall have no liability for costs to construct the Tenant Improvements which are in excess of such guaranteed maximum price except for Change Orders and any costs resulting from Lessee Delay. The Tenant Improvement Allowance shall not apply to and Lessee shall have no liability for traffic mitigation payments.

         (e) Construction Plans. Attached as Exhibit "C" to this Lease is a Work Letter Agreement for Tenant Improvements, and Exhibit "D," Cost Responsibilities of Lessor and

Lessee, which together with this Section 2.04, describe the planning and payment responsibilities of the Lessor and Lessee with respect to the construction of the Shell Building and Tenant Improvements at the Premises.

         (f) Tenant Improvement Allowance. Lessor shall provide to Lessee semi-improved "cold" shell facilities as described in Exhibit "D" attached and a Tenant Improvement Allowance of $27.50 per square foot to be used for the Tenant Improvements outlined in Exhibit "D," all as outlined in the Tenant Improvement Work Letter attached as Exhibit "C." Subcontracts for all Tenant Improvement Work shall be obtained by a sealed competitive bid process (involving at least two qualified bidders) wherever practical and as to work done without such process, Lessor or the General Contractor shall provide reasonable assurance to Lessee that the cost and expense of same is competitive in the industry for first-class workmanship and materials.

         (g) Payment for Tenant Improvements. Within five (5) business days after the Budget is approved by Lessor and Lessee, Lessee shall deposit Lessee's share of the amount budgeted for the entire Tenant Improvement construction schedule (together with the cost of any Tenant Improvements already made) in an interest bearing escrow account with Lessor's Construction Lender the interest being credited to Lessee, provided that, if Lessor's Construction Lender fails to agree in writing that, upon any foreclosure, Lender or any other successor in interest to Lessor, will either apply the deposited amount in accordance with the provisions of this Lease or return same to Lessee, said escrow account shall be opened at an institution, other than Lessor's Construction Lender, pursuant to joint escrow instructions of Lessor and Lessee providing for disbursements in accordance with this Lease. Lessee's share is the portion of the budgeted amount not paid from the Tenant Improvement Allowance as described in the following sentence. Said construction lender (or other institutional escrow holder, as the case may be) shall issue payments from said account pursuant to the construction contract for the Tenant Improvements with a portion of each payment being taken from the Tenant Improvement Allowance (in the same ratio as the Tenant Improvement Allowance bears to the entire Budget total) and the balance being paid from Lessee's deposit, until the Tenant Improvement Allowance is exhausted, whereupon any remaining payments shall be made 100% by Lessee. Lessor shall manage the construction of the Tenant Improvements for a supervision fee of 2.5% of the Budget (as the same may change by agreement of the parties) due and payable in nine equal monthly installments beginning on the first day of the calendar month following the calendar month in which the Budget is first approved.

         (h) Lessee's Fixturing Period. If Lessor's Contractor constructs the Tenant Improvements, Lessor shall provide Lessee access to the Premises during the thirty (30) day period prior to the Commencement Date ("Lessee's Fixturing Period") for the purpose of installing furnishings and equipment, e.g. security system, furniture system and phone and data system, provided, that Lessee and Lessee's employees and contractors shall at all times avoid interfering with Lessor's ongoing work to bring the Premises to a substantially completed condition. Except for payment of Base Rent, all terms and provisions of this Lease shall apply during Lessee's Fixturing Period, including, without limitation, Lessee's indemnity and other obligations set forth in Sections 7.07., 7.08. and 17.22. hereof.

                                   ARTICLE III
                                      TERM

         Section 3.01.  Lease Term.

         (a) Commencement Date. The term of this Lease ("Lease Term") shall be for twelve (12) years beginning on the earlier of (i) the date a Certificate of Occupancy first is issued affecting the Building, or (ii) the date on which Lessee first occupies or conducts business at the Premises (the "Commencement Date") provided that, (i) for each day of delay by Lessee in failing to approve the interior schematic drawings or the Working Drawings when required under
Section 2.04(d), or (ii) for each day of delay by Lessee in failing to approve the Budget, in writing, within ten (10) business days after delivery by the General Contractor as provided in Section 2.04(d), or (iii) for each day of delay caused by any changes to the approved Working Drawings requested by Lessee, or (iv) for each day that any other act or omission by Lessee causes the construction schedule for Tenant Improvements to be delayed (collectively "Lessee Delay"), the Commencement Date shall occur one (1) day in advance of the date of the Certificate of Occupancy for each such day of delay, provided that, in no event shall Lessee Delay be used to advance the Commencement Date to a date earlier than September 1, 2001. For example, if seven (7) days of Lessee Delay causes the date of issuance of the Certificate of Occupancy to occur on September 8, 2001 rather than September 1, 2001, the Commencement Date shall be September 1, 2001 for all purposes, including payment of Base Rent and Additional Rent. The Lease Term shall expire, unless sooner terminated or extended as provided herein, on the date which completes twelve years and six months after the Commencement Date occurs or is deemed to have occurred, e.g. if the date on which the Certificate of Occupancy is issued or deemed to be issued for the Building is September 1, 2001, the Lease Term shall expire on August 31, 2013 and if that date is September 3, 2001, the Lease Term shall expire on September 2, 2013 ("Expiration Date"). The parties shall execute a "Memorandum of Commencement of Lease Term" when the Commencement Date becomes known, which shall include a certification of the actual Rentable Area of the Building determined by the methodology described in Section 2.01. and the actual monthly installments of Base Rent to be paid pursuant to Section 4.01., and shall be substantially in the form attached hereto as Exhibit "E."

         (b) Scheduled Commencement Date. Lessor shall use commercially reasonable efforts to cause the Certificate of Occupancy for Building 6 to be issued no later than September 1, 2001 ("Scheduled Commencement Date"). If a Certificate of Occupancy is not issued for Building 5 on or before the Scheduled Commencement Date, this failure shall not affect the validity of this Lease or the obligations of Lessee under it. If the Commencement Date is adjusted for delay from any cause, the Expiration Date shall be likewise adjusted for a like period.

         (c)    Termination in Event of Delay.

                  (i) If for any reason Lessor has not acquired fee title to the Project by May 1, 2000, then Lessee, at its sole election, may terminate this Lease upon giving notice within ten (10) days thereafter.

                  (ii) If for any reason Lessor has not commenced construction of the Building Shell (i.e. begun driving piles for the foundation) by January 1, 2001, then Lessee, at its sole election, may terminate this Lease upon giving notice within ten (10) days thereafter.

                  (iii) If Lessor is unable to cause the issuance of a Certificate of Occupancy for the Building, on or before the date which is one hundred eighty (180) days after the Scheduled Commencement Date (for any cause other than Lessee Delay or Force Majeure, delay excused under Section 17.21.), Lessee, at its sole election, may terminate this Lease upon giving notice within ten (10) days thereafter.

                  (iv)  If  Lessor  is  unable  to  cause  the   issuance  of  a
Certificate of Occupancy for the Building, on or before the date which is eighteen (18) months (extended by any Lessee Delay) after the Scheduled Commencement Date (for a cause other than Lessee Delay), of which a maximum amount of twelve (12) months of delay may be due to Force Majeure Delays, but which date shall not otherwise be extended for Force Majeure Delays, Lessee, at its sole election, may terminate this Lease upon giving notice within ten (10) days thereafter.

                  (v) In the  event of any  termination  by  Lessee  under  this
Section 3.01(c) all amounts previously deposited by Lessee with Lessor (including, without limitation, any prepaid rent, the Security Deposit, and undisbursed Tenant Improvement costs) shall be returned to Lessee. Failure to give such notice within any specified then (10) day time period constitutes an irrevocable waiver of the foregoing rights to terminate under this Section 3.01(c).

         (d)  Commencement  Date  If  Lessee  Constructs  Tenant   Improvements.
Notwithstanding the foregoing, If Lessee elects to construct the Tenant Improvements as provided in Section 2.04(c), subsections 3.01(b) and 3.01(c)(iii) and (iv) shall be null and void and the Commencement Date shall be the date which is forty-five (45) days after the date on which Lessor delivers the Building Shell with Warm Shell Improvements substantially completed, provided that Lessee shall cause its contractor not to interfere with Lessor's contractor's remaining work and Lessor shall cause its contractor to not interfere with Lessee's contractor.

         Section 3.02.  Option to Extend.

         (a) Exercise. Lessee is given one (1) option to extend the Lease Term ("Option to Extend") for a five (5) year period ("Extended Term") following the date on which the initial Lease Term would otherwise expire, which option may be exercised only by written notice

("Option Notice") from Lessee to Lessor given not less than twelve (12) months prior to the end of the initial Lease Term ("Option Exercise Date"); provided, however, if Lessee is in material default under this Lease (beyond the expiration of any applicable notice and cure period) on the Option Exercise Date or on any day thereafter on or before the last day of the initial Lease Term, the Option Notice shall be totally ineffective, and this Lease shall expire on the last day of the initial Lease Term, if not sooner terminated in accordance with the terms of this Lease. The right of Lessee to exercise an Option to Extend shall not be affected by any sublease or assignment of this Lease previously entered into by Lessee pursuant to the provisions of this Lease.

         (b) Extended Term Rent. In the event Lessee exercises its Option to Extend set forth herein, all the terms and conditions of this Lease shall continue to apply except that the Base Rent payable by Lessee during each Option Term shall be equal to one hundred percent (100%) of Fair Market Rent (defined below), as determined under subparagraph (c) below. "Fair Market Rent" shall mean the effective rate being charged (including periodic adjustments thereto as applicable during the period of the Extended Term), for comparable space in similar buildings in the Project, i.e. of a similar age and quality considering any recent renovations or modernization, and floor plate size or, if such comparable space is not available, adjustments shall be made in the determination of Fair Market Rent to reflect the age and quality of the Building as contrasted to other buildings used for comparison purposes, with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to both new and renewing tenants.

         (c)      Determination of Fair Market Rent.

                  (i) Negotiation. If Lessee so exercises its Option to Extend in a timely manner, the parties shall then meet in good faith to negotiate the Base Rent for the Premises for the Extended Term, during the first thirty (30) days after the date of the delivery by Lessee of the Option Notice (the "Negotiation Period"). If, during the Negotiation Period, the parties agree on the Base Rent applicable to the Premises for the Extended Term, then such agreed amount shall be the Base Rent payable by Lessee during the Extended Term.

                  (ii) Arbitration. In the event that the parties are unable to agree on the Base Rent for the Premises within the Negotiation Period, then within ten (10) days after the expiration of the Negotiation Period, each party shall separately designate to the other in writing an appraiser to make this determination. Each appraiser designated shall be a member of MAI and shall have at least ten (10) years experience in appraising commercial real property, of similar quality and use as the Premises, in San Mateo County. The failure of either party to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party, who shall then determine the Fair Market Rent for the Premises for the Extended Term. Within five (5) business days of their appointment, the two designated appraisers shall jointly designate a third similarly qualified appraiser. Within thirty (30) days after their appointment, each of the two appointed appraisers shall submit to the third appraiser a sealed envelope containing such appointed appraiser's good faith determination of the Fair Market Rent for the Premises for the Extended Term; concurrently with such delivery, each such appraiser shall deliver a copy of his or her determination to the other appraiser. The third appraiser shall within ten (10) days following receipt of such submissions, then determine which of the two appraisers' determinations most closely reflects Fair Market Rent as defined above. The determination most closely reflecting the third appraiser's determination shall be deemed to be the Fair Market Rent for the Premises during the Extended Term; the third appraiser shall have no rights to adjust, amend or otherwise alter the determinations made by the appraiser selected by the parties, but must select one or the other of such appraisers' submissions. The determination by such third appraiser shall be final and binding upon the parties. Said third appraiser shall, upon selecting the determination which most closely resembles Fair Market Rent, concurrently notify both parties hereto. The Base Rent for the Extended Term shall be the determination so selected. The parties shall share the appraisal expenses equally. If the Extended Term begins prior to the determination of Fair Market Rent, Lessee shall pay monthly installments of Base Rent equal to one hundred ten percent (110%) of the monthly installment of Base Rent in effect for the last year of the initial Lease Term. Once a determination is made, any over payment or under payment shall be reimbursed as a credit against, or paid by adding to, the monthly installment of Base Rent next falling due.

                                   ARTICLE IV
                             RENT: TRIPLE NET LEASE

         Section 4.01. Base Rent. Lessee shall pay to Lessor as Base Rent an initial monthly installment of Three Dollars and Twenty-Five Cents ($3.25) per square foot of Rentable Area as determined under Section 2.01., in advance, on the first day of each calendar month of the Lease Term, commencing on the Commencement Date. Base Rent for any period during the Lease Term which is for less than one month shall be a pro rata portion of the monthly installment (based on the actual days in that month).

         Section 4.02. Rent Adjustment. The Base Rent set forth in Section 4.01. above shall be adjusted upward by an annual compounded increase of three and five tenths percent (3.5%), as of the first day of the thirteenth (13th) full calendar month following the Commencement Date and as of each anniversary of that date thereafter during the Lease Term, as shown on Exhibit "E" attached hereto.

         Section 4.03. First Payment of Base Rent. The estimated first monthly payment of Base Rent in the sum of Four Hundred Ten Thousand, Nine Hundred Four Dollars ($410,904.00) shall be due within five (5) days after Lessee's execution of this Lease. Base Rent payments shall resume on the first day of the calendar month immediately succeeding the Commencement Date. If the Commencement Date is other than the first day of a calendar month, the first payment of Base Rent subsequent to the Commencement Date, but only that payment of Base Rent, shall be reduced by any excess of the first Base Rent installment paid in advance over the prorated amount actually due for such partial first month of the Lease Term.

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

         Section 4.04. Absolute Triple Net Lease. This Lease is what is commonly called an "Absolute Triple Net Lease," it being understood that Lessor shall receive the Base Rent set forth in Section 4.01. free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever. Lessee shall pay all rent in lawful money of the United States of America to Lessor at the notice address stated herein or to such other persons or at such other places as Lessor may designate in writing on or before the due date specified for same without prior demand, set-off or deduction of any nature whatsoever. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Lessee expressly provided in Section 3.01, and that, except as herein expressly provided in Articles III, VIII and XIII, concerning delay, destruction and condemnation, Lessee shall in no event be entitled to any abatement of or reduction in rent payable under this Lease. Any present or future law to the contrary shall not alter this agreement of the parties.

         Section 4.05. Additional Rent. In addition to the Base Rent reserved by
Section 4.01., Lessee shall pay, as Additional Rent (i) 100% as to amounts applicable solely to the Premises or Property and Lessee's Share is to amounts applicable to the Project or Common Area of all taxes, assessments, fees and other impositions payable by Lessee in accordance with the provisions of Article IX, and insurance premiums in accordance with the provisions of Article VII,
(ii) Lessee's Share of Operating Expenses defined below provided that notwithstanding the foregoing, prior to January 1, 2002, during the construction phase of the Project, Lessee shall pay 100% of Operating Expenses applicable to the property or Premises in lieu of paying Lessee's Share on the specific items being billed, and (iii) any other charges, costs and expenses (including appropriate reserves therefor) which are contemplated or which may arise under any provision of this Lease during the Lease Term, plus a Management Fee to Lessor equal to 3% of the Base Rent. The Management Fee is due and payable, in advance, with each installment of Base Rent. All of such charges, costs, expenses, Management Fee and all other amounts payable by Lessee hereunder, shall constitute Additional Rent, and upon the failure of Lessee to pay any of such charges, costs or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay Base Rent.

         Section 4.06. Security Deposit. Upon the date this Lease is executed by Lessee, Lessee shall deposit with Lessor a Security Deposit equal to twelve (12) month's estimated Base Rent in the amount of Four Million, Nine Hundred Thirty Thousand, Eight Hundred Forty Eight and no cents ($4,930,848.00) in the form of an unconditional, irrevocable letter of credit. without documents, with Lessor as beneficiary, drawable in whole or in part, and providing for payment in San Francisco on presentation of Lessee's drafts on sight and otherwise from a bank and in a form acceptable to Lessor (the "Security Deposit"). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the condition of the Premises upon Lease Termination, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of Lessee's default or to compensate Lessor for any loss or damage which Lessor actually suffers by reason of Lessee's default. If any portion of the Security Deposit is so used or applied, Lessee shall, within ten days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a Default by Lessee. The rights of Lessor pursuant to this Section 4.06. are in addition to any rights which Lessor may have pursuant to Article 12 below. If Lessee fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned (without interest) to Lessee (or, at Lessor's option, to the last assignee of Lessee's interests hereunder) at Lease expiration or termination and after Lessee has vacated the Premises. Lessor shall not be required to keep the Security Deposit separate from Lessor's general funds or be deemed a trustee of same. The letter of credit shall be reduced to an amount equal to the total of three (3) months of Base Rent at the then current rate, if Lessee establishes through financial statements prepared in accordance with generally accepted accounting principles and in a form acceptable to Lessor that Lessee has achieved annual revenue for a period of at least one (1) fiscal year of at least Seven Hundred Fifty Million Dollars ($750,000,000) and has further achieved quarterly operating profit of at least One Hundred Million Dollars ($100,000,000) for not less than four (4) consecutive quarters.

         Section 4.07.  Operating Expenses.

         (a) Definition. "Operating Expenses" shall mean and include, to the extent not billed as a cost or expense of the Premises or Property pursuant to
Article VII or IX, all costs and expenses of every kind and nature paid or incurred by Lessor (whether obligated to do so or undertaken at Lessor's discretion) in the operation, maintenance and replacement of the Common Areas, including Common Area buildings and improvements located within the Project and including Common Areas located on the Property. Such cost and expenses shall include, but not be limited to, costs of management; cleaning; lighting; the costs of maintaining, repairing and replacing all Common Area improvements (replacing shall be deemed to include but not be limited to the replacement of light poles and fixtures, storm and sanitary sewers, parking lots, driveways and roads), repairs to and maintenance of the structural and non-structural portions of the amenity/athletic facility; supplies, tools, equipment and materials used in the operation and maintenance of the Project; snow removal; parking lot striping; removal of trash, rubbish, garbage and other refuse; painting; removal of graffiti; painting of exterior walls; landscaping; providing security to the extent Lessor determines in its sole discretion to do so (including security systems and/or systems designed to safeguard life or property against acts of God and/or criminal and/or negligent acts, and the costs of maintaining of same); public liability, property damage, fire insurance, earthquake and flood coverage, all risk or special form insurance coverage, rent interruption insurance coverage, the costs of excess award above insurance aggregate, total compensation and benefits (including premiums for workers' compensation and other insurance) paid to or on behalf of employees, including but not limited to full or part time on-site management or maintenance personnel; personal property taxes; fire protection and fire hydrant charges (including fire protection system signaling devices, now or hereafter required, and the costs of maintaining of same); water and sewer charges; utility charges; license and permit fees necessary to operate and maintain the initial cost of or the reasonable depreciation of equipment used in operating and maintaining the Common Areas and rent paid for leasing any such equipment; reasonable cost of on or off site storage space of any and all items used in conjunction with the operation, maintenance and management of the Project, including but not limited to tools, machinery, records, decorations, tables, benches, supplies and meters; the cost of and installation cost of any and all items which are installed for the purpose of reducing Operating Expenses, increasing building or public safety or which may be then required by governmental authority, laws, statutes, ordinances and/or regulations, a use privilege consisting of Base Rent and Operating Expenses allocated to the Amenities/Athletic Facility and all costs and expenses arising from the operation of same. Lessor shall apply all of the following amounts received by Lessor to reduce Operating Expenses; (1) fees paid by any user other than tenants of the Project (including, without limitation, the public and Lessee's employees) for use of the Amenities/Athletic Facility and any of the other Common Areas; (2) base rent and additional rent paid by the operators of the Amenities/Athletic Facility and any of the other Common Areas. Lessor agrees to use commercially reasonable efforts to seek such amounts to reduce the amount of Operating Expenses payable by Lessee hereunder, bearing in mind the amenity nature of the Common Areas and restrictions imposed by the City.

         (b) Payment. Lessee shall pay Lessee's Share of Additional Rent in monthly installments on the first day of each month in an amount set forth in a written estimate by Lessor. Lessor agrees that it will base its estimate on Lessor's experience in managing office/research and development projects and in a reasonable manner. Within ninety (90) days following the end of the period used by Lessor in estimating Lessor's cost, Lessor shall furnish to Lessee a statement (hereinafter referred to as "Lessor's Statement") of the actual amount of Lessee's Share of such Additional Rent for such period. Within thirty (30) days thereafter, Lessee shall pay to Lessor, as Additional Rent, or Lessor shall remit to Lessee, as the case may be, the difference between the estimated amounts paid by Lessee and the actual amount of Lessee's Share of Additional Rent for such period as shown by such Statement. Lessee's Share of Additional Rent for the ensuing estimation period shall be adjusted upward or downward based upon Lessor's Statement.

         (c) Lessee's Share. For purposes hereof, "Lessee's Share" shall mean the rentable square footage of the Building subject to this Lease at the time in question divided by the greater of (i) 1,550,000, (ii) at the time in question, a number equal to the number of rentable square feet which is then constructed at the Project, measured on a dripline basis.

         (d) Exclusions. For purposes of this Lease, the term Operating Expenses shall not include (and Lessee shall have no liability for) any of the following: school fees and other charges imposed under the Development Agreement; construction costs of the Pacific Shores Infrastructure (as defined in the Development Agreement); construction costs of any child care facility at the Project or payment to the City in lieu of constructing the child care facility; construction of any Common Area improvements; traffic mitigation payments due under Section 13 of the Development Agreement; legal fees, permit fees, architectural and engineering fees related to the development and construction of the Project; any off-site improvements (other than the widening of Seaport Boulevard as set forth below); the purchase of sanitary sewer capacity;

costs to fill wetlands at the Project or restore wetlands habitat; costs to relocate power lines or other utilities; marketing costs, costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with prospective tenants or other occupants of the Project; costs incurred by Landlord in the repairs, capital additions, alterations or replacements made or incurred to rectify or correct defects in design, materials or workmanship in connection with the Project; costs
(including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for prospective tenants or vacant rentable space; costs incurred due to the violation by Lessor of the terms, covenants and conditions of any lease or license of space in the Project; costs of general overhead and general administrative expenses, not including management fees and building office expenses which are included in operating expenses by landlords of comparable buildings; marketing costs, legal fees, space planner's fees, and advertising and promotional expenses and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Project; any bad debt loss, rent loss, or reserves for bad debts or rent loss; costs associated with the operation of the business of the partnership or entity which constitutes the Lessor, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Lessee may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Lessor's interest in the Project, and costs incurred in connection with any disputes between Lessor and its employees, between Lessor and Project management, or between Lessor and other tenants or occupants, and Lessor's general corporate overhead and general and administrative expenses); the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer; interest, charges and fees incurred on debt, payments on mortgages and amounts paid as ground rental for the real property underlying the Project by the Lessor; any costs covered by any warranty, rebate, guarantee or service contract which are actually collected by Lessor (which shall not prohibit Lessor from passing through the costs of any such service contract if otherwise includable in Operating Expenses); interest, late charges and tax penalties incurred as a result of Lessor's gross negligence, inability or unwillingness to make payments or file returns when due; any expense, to the extent Lessor receives reimbursement for such costs, to remedy damage caused by or resulting from the gross negligence of any licensees in the Project, including their agents, contractors and employees; reserves for anticipated future expenses; costs or repairs or other work occasioned by fire, casualty or other risk to the extent of proceeds received from insurance maintained (or obligated to be maintained pursuant to this Lease) by Lessor; costs, fines, or fees incurred by Lessor due to Lessor's violations of any federal, state or local law, statute or ordinance, or any rule, regulation, judgment or decree of any governmental rule or authority; any costs representing an amount paid to a person, firm, corporation or other entity related to Lessor which is in excess of the amount which would have been paid in the absence of such relationship; capital costs incurred to bring the Building or the Property into compliance as of the Commencement Date with any use permit or design permit, any CC&R's, underwriter's requirements, or Laws applicable to the Premises, the Building or the Project. Nothing contained in this Section shall prohibit or limit Lessor from passing through, in Article IX, any one or more specified items as part of the Community Facility District Bond.

         Section 4.08 Section 4.07.  Lessee's Right to Review Supporting Data.

                  (1) Exercise of Right by Lessee. Provided that Lessee is not in default under this Lease and provided further that Lessee strictly complies with the provisions of this Paragraph, Lessee shall have the right to reasonably review supporting data for any portion of a Lessor's statement that Lessee claims is incorrect. In order for Lessee to exercise its right under this Paragraph, Lessee shall, within thirty (30) days after any such Lessor's statement is sent, deliver a written notice to Lessor specifying the portions of the Lessor's statement that are claimed to be incorrect, and Lessee shall simultaneously pay to Lessor all amounts due from Lessee to Lessor as specified in the Lessor's statement. Except as expressly set forth in subparagraph 3 below, in no event shall Lessee be entitled to withhold, deduct, or offset any monetary obligation of Lessee to Lessor under the Lease including, without limitation, Lessee's obligation to make all Base Rent payments and all payments for Additional Rent pending the completion of, and regardless of the results of, any review under this Paragraph. The right to review granted to Lessee under this Paragraph may only be exercised once for any Lessor's statement, and if Lessee fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Lessee under this Paragraph for a particular Lessor's statement shall be deemed waived.

                  (2) Procedures for Review. Lessee acknowledges that Lessor maintains its records for the Building and Project at its offices in San Francisco, and Lessee therefore agrees that any review of supporting data under this Paragraph shall occur at such location. Any review to be conducted under this Paragraph shall be at the sole expense of Lessee and shall be conducted by an independent (i.e. not then engaged by lessee for any other purposes) firm of certified public accountants of national standing. Lessee acknowledges and agrees that any supporting data reviewed under this Paragraph constitute confidential information of Lessor, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Lessee who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Lessee, shall constitute a material breach of this Lease.

                  (3) Finding of Error. Any errors disclosed by the review of supporting data under this Paragraph shall be promptly corrected, provided that Lessor shall have the right to cause another review of the supporting data to be made by an independent (i.e. not then engaged by Lessor for any other purposes) firm of certified public accountants of national standing. In the event of a disagreement between the two accounting firms, the review that discloses the least amount of deviation from the Lessor's statement shall be deemed to be correct and its review shall be final and binding on both Lessor and Lessee. If the results of the review of supporting data taking into account, if applicable, the results of any additional review caused by Lessor reveal that Lessee has overpaid obligations for a preceding period, the amount of such overpayment shall be credit against Lessee's subsequent installment obligations to pay its share of Additional Rent. In the event that such results show that Lessee has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Lessee to Lessor with the next succeeding installment obligation of Additional Rent or, if the Lease has terminated, in cash within thirty (30) days after the determination of underpayment is delivered to Lessee. Each party shall pay the cost and expense of its chosen accounting firm.

                  (4) Effect of Lessee's Default. In the event that Lessee becomes in default of its obligations under this Lease at any time during the pendency of a review of records under this Paragraph, said right to review shall immediately cease and the matters originally set forth in the Lessor's statement shall be deemed to be correct.

                                    ARTICLE V
                                       USE

         Section 5.01. Permitted Use and Limitations on Use. The Premises shall be used and occupied only for office, research and development, together with such ancillary uses which do not cause excessive wear of the Premises or increase the potential liability of Lessor, and for no other use, without Lessor's prior written consent. Lessee shall not use, suffer or permit the use of the Premises in any manner that will tend to create waste, nuisance or unlawful acts. In no event shall it be unreasonable for Lessor to withhold its consent as to uses which it determines would tend to increase materially the wear of the Premises or any part thereof or increase the potential liability of Lessor or decrease the marketability, financability, leasability or value of the Premises. Lessee shall not do anything in or about the Premises which will (i) cause structural injury to the Building or Premises, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Lessee's trade fixtures and Lessee's Alterations, and then only in a manner which has been first approved by Lessor in writing. Lessee shall not operate any equipment within the Building or Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Lessee shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Lessee's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any law. Except as approved by Lessor, Lessee shall not change the exterior of the Building, or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Lessee shall not conduct on any portion of the Premises any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale. No materials, supplies, tanks or containers, equipment, finished products or semifinished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain within the outside areas of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Lessor for such use by Lessee.

         Section 5.02.  Compliance with Law.

         (a) Lessor shall deliver the Premises to Lessee on the Commencement Date (without regard to the use for which Lessee will use the Premises) free of violations of any covenants or restrictions of record, or any applicable law, building code, regulation or ordinance in effect on such Commencement Date, including without limitation, the Americans with Disability Act, and free of Year Two Thousand computer programming defects.

         (b) Except as provided in paragraph 5.02.(a), Lessee shall, at Lessee's cost and expense, comply promptly with all statutes, ordinances, codes, rules, regulations, orders, covenants and restrictions of record, and requirements applicable to the Premises and Lessee's use and occupancy of same in effect during any part of the Lease Term, whether the same are presently foreseeable or not, and without regard to the cost or expense of compliance. In the event any compliance under this paragraph 5.02(b) is not caused by Lessee's particular use or Alterations and would require Lessee to make any capital improvement to the Premises, Lessor shall make such capital improvement, amortize the costs thereof (including interest at the Agreed Rate) over the useful life of the improvement (as determined by Lessor in the reasonable exercise of its discretion) and charge to Lessee as Additional Rent, such amortizing portion to be paid in equal monthly installments with payments of Base Rent.

         (c) By executing this Lease, Lessee acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance with the applicable zoning and permit laws, hazardous materials and waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in
Section 5.01., above.

         Section 5.03. Condition of Premises at Commencement Date. Subject to all of the terms of this Lease for the construction of Tenant Improvements. Lessor shall deliver the Building to Lessee on the Commencement Date with the Building plumbing, lighting, heating, ventilating, air conditioning, gas, electrical, and sprinkler systems and loading doors as set forth in Exhibit "D" in proper operating condition and built substantially in accordance with the approved plans therefor, and in a workmanlike manner. Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises, and any covenants or restrictions, liens, encumbrances and title exceptions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

         Section 5.04. Defective Condition at Commencement Date. In the event that it is determined, and Lessee notifies Lessor in writing within one year after the Commencement Date, that any of the obligations of Lessor set forth in
Section 5.02.(a) or Section 5.03.(a) were not performed, then it shall be the obligation of Lessor, and the sole right and remedy of Lessee, after receipt of written notice from Lessee setting forth with specificity the nature of the failed performance, to promptly, within a reasonable time and at Lessor's sole cost, correct same. Lessee's failure to give such written notice to Lessor within one year after the Commencement Date shall constitute a conclusive presumption that Lessor has complied with all of Lessor's obligations under the foregoing sections 5.02. and 5.03., and any required correction after that date shall be performed by Lessee, at its sole cost and expense. At the end of the first year of the Lease Term, Lessor shall promptly assign to Lessee all of Lessor's contractor's, and/or manufacturer's guarantees, warranties, and causes of action.

         Section 5.05. Building Security. Lessee acknowledges and agrees that it assumes sole responsibility for security at the Premises and the Property for its agents, employees, invitees, licensees, contractors, guests and visitors and will provide such systems and personnel for same including, without limitation, the Property, as it deems necessary or appropriate and at its sole cost and expense. Lessee acknowledges and agrees that Lessor does not intend to provide any security system or security personnel at the Premises, Property or Project including, without limitation, at the Common Areas.

         Section 5.06. Rules and Regulations. Lessor may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable for the care and orderly management of the Premises the Common Area and the Project. Such rules and regulations shall be binding upon Lessor upon delivery of a copy thereof to Lessor, and Lessor agrees to abide by such rules and regulations. A copy of the initial Rules and Regulations is attached hereto as Exhibit "L." If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Lessor shall not be responsible for the violation of any such rules and regulations by any person, including, without limitation, Lessee or its employees, agents, invitees, licensees, guests, visitors or contractors.

                                   ARTICLE VI
                      MAINTENANCE, REPAIRS AND ALTERATIONS

         Section 6.01.  Maintenance of Premises.

         (a) Throughout the Lease Term, Lessee, at its sole cost and expense, shall keep, maintain, repair and replace the Premises (except as provided in 6.01.(b)) and all improvements and appurtenances in or serving the Premises, including, without limitation, all interior and exterior walls, all doors and windows, the roof membrane, all elevators and stairways, all wall surfaces and floor coverings, all Tenant Improvements and alterations, additions and improvements installed during the Lease Term, all sewer, plumbing, electrical, lighting, heating, ventilation and cooling systems, fire sprinklers, fire safety and security systems, fixture and appliances and all wiring and glazing, in the same good order, condition and repair as they are in on the Commencement Date, or may be put in during the Lease Term, reasonable wear excepted, provided that wear which could be prevented by first class maintenance shall not be deemed reasonable.

         (b) Lessor, at its sole cost and expense, shall repair defects in the exterior walls (including all exterior glass which is damaged by structural defects in such exterior walls), supporting pillars, structural walls, roof structure and foundations of the Building and sewer and plumbing systems outside the Building, provided that the need for repair is not caused by Lessee, in which event Lessor shall, at Lessee's sole cost and expense, repair same. Lessor shall replace the roof membrane of the Building, the parking lot surface, landscaping, drainage, irrigation, sprinkler and sewer and plumbing systems outside the Building systems when the useful life of each has expired, and Lessee shall pay that portion of the cost of each replacement, together with annual interest at the Agreed Rate which shall be amortized over the useful life of each such replacement applicable to the balance of the Lease Term, in equal monthly installments due and payable with installments of Base Rent provided that as to repairs and replacements within the Common Area, Lessee shall pay Lessee's Share. Lessee shall give Lessor written notice of any need of repairs which are the obligation of Lessor hereunder and Lessor shall have a reasonable time to perform same. Should Lessor default as provided in Section 12.03 with respect to its obligation to make any of the repairs assumed by it hereunder with respect to the Building, Lessee shall have the right to perform such repairs and Lessor agrees that within thirty (30) days after written demand accompanied by detailed invoice(s), it shall pay to Lessee the cost of any such repairs together with accrued interest from the date of Lessee's payment at the Agreed Rate. Lessor shall not be liable to Lessee, its employees, invitees, or licensees for any damage to person or property, and Lessee's sole right and remedy shall be the performance of said repairs by Lessee with right of reimbursement from Lessor of the reasonable fair market cost of said repairs, not exceeding the sum actually expended by Lessee, together with accrued interest from the date of Lessee's payment at the Agreed Rate, provided that nothing herein shall be deemed to create a right of setoff or withholding by Lessee of Base Rent or Additional Rent or any other amounts due herein. Lessee hereby expressly waives all rights under and benefits of Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect to make repairs and offset the cost of same against rent or to withhold or delay any payment of rent or any other of its obligations hereunder as a result of any default by Lessor under this Section 6.01.(b).

         (c) Lessee agrees to keep the Premises, both inside and out, clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction and to remove all trash and debris which may be found in or around the Premises. Lessee further agrees to keep the interior surfaces of the Premises, including, without limitation, windows, floors, walls, doors, showcases and fixtures clean and neat in appearance.

         (d) If Lessee refuses or neglects to commence such repairs and/or maintenance for which Lessee is responsible under this Article VI within a thirty (30) day period (or as soon as practical and in no event later than five
(5) days, if the failure to initiate the repair threatens to cause further damage to the Premises) after written notice from Lessor and thereafter diligently prosecute the same to completion, then Lessor may (i) enter the Premises (except in an emergency, upon at least 24 hours advanced written notice) during Lessor's business hours and cause such repairs and/or maintenance to be made and shall not be responsible to Lessee for any loss or damage occasioned thereby and Lessee agrees that upon demand, it shall pay to Lessor the reasonable cost of any such repairs, not exceeding the sum actually expended by Lessor, together with accrued interest from the date of Lessor's payment at the Agreed Rate and (ii) elect to enter into a maintenance contract at a market rate for first-rate maintenance with a third party for the performance of all or a part of Lessee's maintenance obligations, whereupon, Lessee shall be relieved from its obligations to perform only those maintenance obligations covered by such maintenance contract, and Lessee shall bear the entire cost of such maintenance contract which shall be paid in advance, as Additional Rent, on a monthly basis with Lessee's Base Rent payments.

         Section 6.02. Maintenance of Common Areas. Subject to 6.01.(c) and subject to Lessee paying Lessee's Share of the cost and expense for same pursuant to Section 4.05 and 4.07 Lessor shall maintain, repair and replace all landscape, hardscape and other improvements within the Common Areas and shall operate and manage the Amenities/Athletic Facility and other Common Area features and facilities described in Section 2.02 including without limitation, all landscape, hardscape and other improvements within the outside areas of the Premises located on the Property, including without limitation, landscaping, curbs, walkways, driveways, parking areas and lighting and sprinkler systems.

         Section 6.03. Alterations, Additions and Improvements. No alterations, additions, or improvements ("Alterations") shall be made to the Premises by Lessee without the prior written consent of Lessor which Lessor will not unreasonably withhold, provided, however, that Lessee may make Alterations which do not affect the Building systems, exterior appearance, structural components or structural integrity and which do not exceed collectively One Hundred Thousand Dollars ($100,000) in cost within any twelve (12) month period, without Lessor's prior written consent. As a condition to Lessor's obligation to consider any request for consent hereunder, Lessee shall pay Lessor upon demand for the reasonable costs and expenses of consultants, engineers, architects and others for reviewing plans and specifications and for monitoring the construction of any proposed Alterations. Lessor may require Lessee to remove any such Alterations at the expiration or termination of the Lease Term and to restore the Premises to their prior condition by written notice given on or before the earlier of (i) the expiration of the Lease Term or (ii) thirty (30) days after termination prior to the expiration of the Lease Term of the Lease or
(iii) thirty (30) days after a written request from Lessee for such notice from Lessor provided, that, if Lessee requests same from Lessor, Lessor will notify Lessee within five (5) business days after receipt of Lessee's request and a copy of all plans and specifications for the proposed Alteration whether it will require removal. All Alterations to be made to the Premises shall be made under the supervision of a competent, California licensed architect and/or competent California licensed structural engineer (each of whom has been approved by Lessor) and shall be made in accordance with plans and specifications which have been furnished to and approved by Lessor in writing prior to commencement of work. All Alterations shall be designed, constructed and installed at the sole cost and expense of Lessee by California licensed architects, engineers, and contractors approved by Lessor, in compliance with all applicable law, and in good and workmanlike manner. Any Alteration except furniture and trade fixtures, shall become the property of Lessor at the expiration, or sooner termination of the Lease, unless Lessor directs otherwise, provided that Lessee shall retain title to all furniture and trade fixtures placed on the Premises. All heating, lighting, electrical, air conditioning, full height partitioning (but not moveable, free standing cubicle-type partitions which do not extend to the ceiling or connect to Building walls), drapery and carpeting installations made by Lessee together with all property that has become an integral part of the Premises, shall be and become the property of Lessor upon the expiration, or sooner termination of the Lease, and shall not be deemed trade fixtures. Within thirty (30) days after completion of any Alteration, Lessee, Lessee shall provide Lessor with a complete set of "as built" plans for same.

         Section 6.04. Covenant Against Liens. Lessee shall not allow any liens arising from any act or omission of Lessee to exist, attach to, be placed on, or encumber Lessor's or Lessee's interest in the Premises or Project, or any portion of either, by operation of law or otherwise. Lessee shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises or Project, or any portion of either, with respect to work or services performed or claimed to have been performed for Lessee or materials furnished or claimed to have been furnished to Lessee or the Premises. Lessor has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least seven (7) days before beginning construction of any Alteration, Lessee shall give Lessor written notice of the expected commencement date of that construction to permit Lessor to post and record a notice of nonresponsibility. If any such lien attaches or Lessee received notice of any such lien, Lessee shall cause the lien to be immediately released and removed of record. Despite any other provision of this Lease, if the lien is not released and removed within twenty (20) days after Lessor delivers notice of the lien to Lessee, Lessor may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees and the cost of any bond) incurred by Lessor in connection with a lien incurred by Lessee or its removal shall be considered Additional Rent under this Lease and be immediately due and payable by Lessee. Nothing contained herein shall prohibit Lessee from obtaining secured financing for personal property at the Premises.

         Section 6.05 Reimbursable Capital Expenditures. Except for items of capital expenditures, which are to be made at Lessor's sole cost and expense pursuant to the first sentence of Section 6.01(b) above, capital expenditures, together with interest thereon at the Agreed Rate, for any replacement item at the Common Areas made by Lessor in excess of Ten

Thousand Dollars ($10,000.00) during the Lease Term shall be amortized over the remaining Lease Term for the useful life of such replacement item within the numerator being the number of months remaining in the Lease Term and the denominator being the number of months of the "useful life" of the improvements. Lessee shall be obligated for such amortized portion of any such expenditure in equal monthly installments due and payable with each installment of Base Rent.

                                   ARTICLE VII
                                    INSURANCE

         Section 7.01. Property/Rental Insurance for Premises: At all times during the Lease Term, Lessor shall keep the Premises and Project insured against loss or damage by fire and those risks normally included in the term "all risk," including, without limitation, coverage for (i) earthquake and earthquake sprinkler leakage, (ii) flood, (iii) loss of rents and extra expense for eighteen (18) months, including scheduled rent increases, (iv) boiler and machinery, (v) Tenant Improvements and (vi) fire damage legal liability form, including waiver of subrogation. Any deductibles shall be paid by Lessee. The amount of such insurance shall not be less than 100% of replacement cost. Insurance shall include a Building Ordinance and Increased Cost of Construction Endorsement insuring the increased cost of reconstructing the Premises incurred due to the need to comply with applicable statutes, ordinances and requirements of all municipal, state and federal authorities now in force, which or may be in force hereafter. Any recovery received from said insurance policy shall be paid to Lessor and thereafter applied by Lessor to the reconstruction of the Premises in accordance with the provisions of Article VIII below. Lessee, in addition to the rent and other charges provided herein, shall reimburse Lessor for Lessee's Share (100% if the insurance covers only the Building or the Building and the Property)of the cost of the premiums for all such insurance described herein in accordance with Article IV. Lessee shall pay to Lessor any deductible (subject to the above conditions) owing within fifteen (15) days after receipt of notice from Lessor of the amount owing. To the extent commercially available, Lessor's insurance shall have a deductible not greater than fifteen percent (15%) for earthquake and five percent (5%) for the basic "all risk" coverage. Any deductible over $100,000 payable by Lessee hereunder shall be amortized over the useful life of the repair or replacement, and charged to Lessee as Additional Rent.

         Section 7.02. Property Insurance for Fixtures and Inventory. At all times during the Lease Term, Lessee shall, at its sole expense, maintain insurance with "all risk" coverage on any fixtures, furnishings, merchandise equipment or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter. The amount of such insurance shall not be less than one hundred percent (100%) of the replacement cost thereof, and Lessor shall not have any responsibility nor pay any cost for maintaining any types of such insurance. Lessee shall pay all deductibles.

         Section 7.03. Lessor's Liability Insurance. During the Lease Term, Lessor shall maintain a policy of policies of comprehensive general liability insurance naming Lessor (and such others as designated by Lessor) against claims and liability for bodily injury, property damage on our about the Premises, with combined single limit coverage in an amount determined by Lessor in its sole discretion (which amount is currently Fifty Million Dollars ($50,000,000.00)); provided that if such policy is a blanket policy that covers properties (other than the Project) owned by Lessor, only that portion allocable to the Project shall be payable hereunder. Lessee, in addition to the rent and other charges provided herein, agrees to pay Lessee's Share of the premiums for all such insurance in accordance with Article IV.

         Section 7.04. Liability Insurance Carried by Lessee. At all times during the Lease Term (and any holdover period) Lessee shall obtain and keep in force a commercial general liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names are provided to Lessee as Additional Insureds against claims and liability for bodily injury, personal injury and property damage based upon involving or arising out of ownership, use, occupancy or maintenance of the Premises. Such insurance shall be on an occurrence basis providing a single limit coverage in amount of not less than Ten Million Dollars ($10,000,000) per occurrence with an Additional Lessors or Premises Endorsements and containing an "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke, fumes from a hostile fire. The limits of said insurance required by this Lease as carried by Lessee shall not, however limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with, any similar insurance carried by Lessor whose insurance shall be considered excess insurance only.

         Section 7.05. Lessee to Furnish Proof of Insurance. Lessee shall furnish to Lessor prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, certificates indicating that the property insurance and liability insurance required to be maintained by Lessee is in full force and effect for the twelve (12) month period following such expiration date; that Lessor has been named as an additional insured to the extent of contractual liability assumed in Section 7.07. "Indemnification" and
Section 7.08. "Lessor as Party Defendant"; and that all such policies will not be canceled unless thirty (30) days' prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers approved by Lessor, provided, however, that such approval shall not be unreasonably withheld so long as Lessee's insurance carrier has a Best's Insurance Guide rating not less than A+ VIII.

         Section 7.06. Mutual Waiver of Claims and Subrogation Rights. Lessor and Lessee hereby release and relieve the other, and waive their entire claim of recovery for loss or damage covered by the insurance policies required to be carried by Lessor and Lessee pursuant to this Article VII when such property constitutes the Premises, or is in, on or about the Premises, whether or not such loss or damage is due to the negligence of Lessor or Lessee, or their respective agents, employees, guests, licensees, invitees, or contractors. Lessee and Lessor waive all rights of subrogation against each other on behalf of, and shall obtain a waiver of all subrogation rights from, all property and casualty insurers referenced in this Article VII.

         Section 7.07.  Indemnification and Exculpation.

         (a) Except as otherwise provided in Section 7.07.(b), Lessee shall indemnify and hold Lessor free and harmless from any and all liability, claims, loss, damages, causes of action (whether in tort or contract, law or equity, or otherwise), expenses, charges, assessments, fines, and penalties of any kind, including without limitation, reasonable attorney fees, expert witness fees and costs, arising by reason of the death or injury of any person, including any person who is an employee, agent, invitee, licensee, permittee, visitor, guest or contractor of Lessee, or by reason of damage to or destruction of any property, including property owned by Lessee or any person who is an employee, agent, invitee, permitee, visitor, or contractor of Lessee, caused or allegedly caused (1) while that person or property is in or about the Premises; (2) by some condition of the Premises; (3) by some act or omission by Lessee or its agent, employee, licensee, invitee, guest, visitor or contractor or any person in, adjacent, on, or about the Premises with the permission, consent or sufferance of Lessee; (4) by any matter connected to or arising out of Lessee's occupation and use of the Premises, or any breach or default in timely observance or performance of any obligation on Lessee's part to be observed or performed under this Lease.

         (b) Notwithstanding the provisions of Section 7.07.(a) of this Lease, Lessee's duty to indemnify and hold Lessor harmless shall not apply to any liability, claims, loss or damages arising because of Lessor's active negligence or willful acts of misconduct.

         (c) Lessee hereby waives all claims against Lessor for damages to goods, wares and merchandise and all other personal property in, on or about the Premises and for injury or death to persons in, on or about the Premises from any cause arising at any time to the fullest extent permitted by law. In no event shall Lessor be liable (i) for lost profits or other consequential damages arising from any cause or (ii) for any damage which is or could be covered by the insurance Lessee is required to carry under this Lease.

         Section 7.08. Lessor as Party Defendant. If by reason of an act or omission of Lessee or any of its employees, agents, invitees, licensee, visitors, guests or contractors, Lessor is made a party defendant or a cross-defendant to any action involving the Premises or this Lease, Lessee shall hold harmless and indemnify Lessor from all liability or claims of liability, including all damages, attorney fees and costs of suit.

                                  ARTICLE VIII
                              DAMAGE OR DESTRUCTION

         Section 8.01.  Destruction of the Premises.

         (a) In the event of a partial destruction of the Premises during the Lease Term from any cause, Lessor, upon receipt of, and to the extent of, insurance proceeds paid in connection with such casualty, shall forthwith repair the same, provided the repairs can be made within a reasonable time under state, federal, county and municipal applicable law, but such partial destruction shall in no way annul or void this Lease, (except as provided in Section 8.01.(b) below) provided that Lessee shall be entitled to a proportionate credit for rent equal to the payment of rental income insurance received by Lessor; provided that if Lessor failed to carry such insurance as required by Article VII hereof, Lessee shall nonetheless be entitled to an abatement of rent to the same extent as if Lessor had carried such insurance. Lessor shall use diligence in making such repairs within a reasonable time period, acts of God, strikes and delays beyond Lessor's control excepted, in which instance the time period shall be extended accordingly, and this Lease shall remain in full force and effect, with the rent to be proportionately reduced as provided in this Section. If the Premises are damaged by any peril within twelve (12) months prior to the last day of the Lease Term (taking into account any previously exercised Option to Extend) and, in the reasonable opinion of the Lessor's architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage and such damage renders unusable more than thirty percent (30%) of the Premises, Lessor may terminate this Lease on sixty (60) days written notice to Lessee.

         (b) If the Building is damaged or destroyed by any cause to the extent of more than fifty percent (50%) of its total Rentable Area during the Lease Term, Lessor shall notify Lessee within sixty (60) days after such damage or destruction whether it will repair the same within nine months (9) (subject to Force Majeure Delays) from the date of such notice and if Lessor states that it will not repair within said nine months (9) (subject to Force Majeure Delays) this Lease shall terminate ten (10) business days after Lessor gives its notice. In the event of termination, Lessee shall pay to Lessor all insurance proceeds, if any, received by Lessee as a result of the damage or destruction except to the extent allocable to the unamortized (over the Lease Term) cost of (i) Tenant Improvements paid for by Lessee over and above the Tenant Improvement Allowance and (ii) other Alterations installed therein at Lessee's sole cost and expense.

         Section 8.02. Waiver of Civil Code Remedies. Lessee hereby expressly waives any rights to terminate this Lease upon damage or destruction to the Premises, including without limitation any rights pursuant to the provisions of
Section 1932, Subdivisions 1 and 2 and Section 1933, Subdivision 4, of the California Civil Code, as amended from time-to-time, and the provisions of any similar law hereinafter enacted.

         Section 8.03. No Abatement of Rentals. The Rentals and other charges due under this Lease shall not be reduced or abated by reason of any damage or destruction to the Premises (except to the extent of proceeds received by Lessor from the Rental Loss Insurance; provided that if Lessor failed to carry such insurance as required by Article VII hereof, Lessee shall nonetheless be entitled to an abatement of rent to the same extent as if Lessor had carried such insurance), and Lessor shall be entitled to all proceeds of the insurance maintained pursuant to Section 7.01. above during the period of rebuilding pursuant to Section 8.01.(a) above, or if the Lease is terminated pursuant to
Section 8.01.(a) above. Lessee shall have no claim against Lessor, including, without limitation, for compensation for inconvenience or loss of business, profits or goodwill during any period of repair or reconstruction.

         Section 8.04. Liability for Personal Property. In no event shall Lessor have any liability for, nor shall it be required to repair or restore, any injury or damage to Lessee's personal property or to any other personal property or to Alterations in or upon the Premises by Lessee.

         Section 8.05. Lessee's Right to Terminate. If the Premises are damaged by any peril and Lessor does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Lessor shall furnish Lessee with the written opinion of Lessor's architect or construction consultant as to when the restoration work required of Lessor may be complete. Lessee shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Lessor of a written notice of election to terminate within seven days after Lessee receives from Lessor the estimate of the time needed to complete such restoration (i) if the time estimated to substantially complete the restoration or the actual restoration exceeds fifteen
(15) months from and after the date the architect's or construction consultant's written opinion is delivered or (ii) if the damage occurred within twelve months prior to the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty (180) days from and after the date such restoration is commenced.

                                   ARTICLE IX

                               REAL PROPERTY TAXES

         Section 9.01. Payment of Taxes. Lessee shall pay Lessee's Share of all real property taxes, including any escaped or supplemental tax and any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, charge, excise or imposition ("real property taxes"), imposed, assessed or levied on or with respect to the Project by any Federal, State, County, City or other political subdivision or public authority having the direct or indirect power to tax, including, without limitation, any improvement district or any community facilities district, as against any legal or equitable interest of Lessor in the Project or against the Project or any part thereof applicable to the Project for a period of time included within the Lease Term as well as any government or private cost sharing agreement assessments made for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies. All such payments shall be made at least ten (10) days prior to the delinquency date for such payment or ten (10) days after Lessee's receipt of the tax bill, whichever is later. Notwithstanding the foregoing, Lessee shall not be required to pay any net income taxes, franchise taxes, or any succession or inheritance taxes of Lessor. If any anytime during the Lease Term, the State of California or any political subdivision of the state, including any county, city, city and county, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Lessor a tax, fee, charge or imposition, excise on rents under the Lease, the square footage of the Project, the act of entering into this Lease, or the occupancy of Lessee, or levies or assesses against Lessor any other tax, fee, or excise, however described, including, without limitation, a so-called value added, business license, transit, commuter, environmental or energy tax fee, charge or excise or imposition related to the Project as a direct substitution in whole or in part for, or in addition to, any real property taxes on the Project, the same shall be included in real property taxes. Real property taxes payable by Lessee hereunder shall not include real property taxes applicable to other office/research and development buildings or the legal parcels on which such buildings are located, but Lessee shall pay one hundred percent (100%) of real property taxes applicable to the Property. Notwithstanding anything to the contrary contained in this Lease, Lessee shall have no obligation to pay for any improvement district for construction of the presently approved Project or any community facilities district except for such a district established for purposes of constructing the Seaport Boulevard improvements and other improvements as required in the Development Agreement ("Community Facility District Bond"). The maximum amount of the Community Facility District Bond shall be $12,000,000; which amount shall be amortized over not less than fifteen (15) years. Lessee shall pay only Lessee's Share of the yearly amortizing amount. Lessee shall have no obligation to pay for the initial construction of any other off-site improvements, improvements in the Common Areas or infrastructure at the Project contemplated as part of the initial development of the Project, regardless of whether characterized as an assessment, tax, bond or operating expense.

         Section 9.02. Pro Ration for Partial Years. If any such taxes paid by Lessee shall cover any period prior to the Commencement Date or after the Expiration Date of the Lease Term, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to any extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same in which case Lessee shall repay such amount to Lessor within ten (10) days after written demand, together with interest at the Agreed Rate.

         Section 9.03.  Personal Property Taxes.
         --------------------------------------

         (a) Lessee shall pay prior to delinquency all taxes imposed, assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

         (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

         (c) If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the Agreed Rate.

                                    ARTICLE X

                                    UTILITIES

         Section 10.01. Lessee to Pay. Lessee shall pay prior to delinquency and throughout the Lease Term, all charges for water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilation, janitorial service, landscaping and all other materials and utilities supplied to the Premises. The disruption, failure, lack or shortage of any service or utility due to any cause whatsoever shall not affect any obligation of Lessee hereunder, and Lessor shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all rent due hereunder, all without diminution, credit or deduction.

                                   ARTICLE XI
                            ASSIGNMENT AND SUBLETTING

         Section 11.01. Lessor's Consent Required. Except as provided in Section 11.02, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises or any part thereof, without Lessor's prior written consent which Lessor shall not unreasonably withhold or delay. Lessor shall respond in writing to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance, subletting or licensing without such consent shall be void, and shall constitute a breach of this Lease. By way of example, but not limitation, reasonable grounds for denying consent include: (i) poor credit history or insufficient financial strength of transferee, (ii) transferee's intended use of the Premises is inconsistent with the permitted use or will materially and adversely affect Lessor's interest. Lessee shall reimburse Lessor upon demand for Lessor's reasonable costs and expenses (including attorneys' fees, architect fees and engineering fees) involved in renewing any request for consent whether or not consent is granted.

         Section 11.02. Lessee Affiliates. Lessee may assign or sublet the Premises, or any portion thereof, to any corporation which controls, is controlled by, or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all, or substantially all of the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee or sublessee assumes, in full, the obligations of Lessee under this Lease and provided further that the use to which the Premises will be put does not materially change. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease.

         Section 11.03. No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee.

         Section 11.04. Excess Rent. In the event Lessor shall consent to a sublease or an assignment, Lessee shall pay to Lessor with its regularly scheduled Base Rent payments, fifty percent (50%) of all sums and the fair market value of all consideration collected or received by Lessee from a sublessee or assignee which are in excess of the Base Rent and Additional Rent due and payable with respect to the subject space pursuant to Article IV for the time period encompassed by the sublease or assignment term, after first deducting (i) reasonable leasing commissions paid by Lessee with respect to such sublease or assignment, and (ii) that portion of the cost of Tenant Improvements paid by Lessee (up to $27.50 per square foot) which remains unamortized (using an amortization schedule of the first 36 months of the Lease Term) during any portion of the sublease or assignment term.

         Section 11.05. No Impairment of Security. Lessee's written request to Lessor for consent to an assignment or subletting or other form of transfer shall be accompanied by (a) the name and legal composition of the proposed transferee; (b) the nature of the proposed transferee's business to be carried on in the Premises; (c) the terms and provisions of the proposed transfer agreement; and (d) such financial and other reasonable information as Lessor may request concerning the proposed transferee.

         Section 11.06.  Lessor's Recapture Rights.
         -----------------------------------------

         (a) Lessor's Recapture Rights. Notwithstanding any other provision of this Article 11, in the event that Lessee proposes to sublease or assign or otherwise transfer any interest in this Lease or the Premises or any part thereof affecting (collectively with all other such subleases, assignments, or transfers then in effect) more than sixty percent (60%) of the square footage of the Rentable Area of the Building ("Recapture Space") for more than half of the then remaining Lease Term, then Lessor shall have the option to recapture the Recapture Space by written notice to Lessee ("Recapture Notice") given within ten (10) business days after Lessor receives any notice of such proposed assignment or sublease or other transfer ("Transfer Notice"). A timely Recapture Notice terminates this Lease for the Recapture Space, effective as of the date specified in the Transfer Notice. If Lessor declines or fails timely to deliver a Recapture Notice, Lessor shall have no further right under this Section 11.06 to the Recapture Space unless it becomes available again after transfer by Lessee.

         (b) Consequences of Recapture. To determine the new Base Rent under this Lease if Lessor recaptures the Recapture Space, the then current Base Rent (immediately before Lessor's recapture) under the Lease shall be multiplied by a fraction, numerator of which is the square feet of the Rentable Area retained by Lessee after Lessor's recapture and the denominator of which is the total square feet of the Rentable Area before Lessor's recapture. The Additional Rent, to the extent that it is calculated on the basis of the square feet within the Building, shall be reduced to reflect Lessee's proportionate share based on the square feet of the Building retained by Lessee after Lessor's recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Lessor's recapture of the Recapture Space. If Lessor recaptures the Recapture Space, Lessor shall, at Lessor's sole expense, construct, paint, and furnish any partitions required to segregate the Recapture Space from the remaining Premises retained by Lessee.

                                   ARTICLE XII
                               DEFAULTS; REMEDIES

         Section 12.01. Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by
Lessee:

         (a) The abandonment of the Premises by Lessee or the commission of waste at the Premises or the making of an assignment or subletting in violation of Article XI, provided however, abandonment shall be considered to not occur if the Premises are maintained and occupied to the extent necessary to maintain the insurance on each and every portion of the Premises;

         (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, if such failure continues for a period of five (5) business days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit in the form required by applicable Unlawful Detainer statutes such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) business days rather than the statutory three (3) days;

         (c) Lessee's failure to provide (i) any instrument or assurance as required by Section 7.05 or (ii) estoppel certificate as required by Section
15.01 or (iii) any document subordinating this Lease to a Lender's deed of trust, if any such failure continues for five (5) business days after written notice of the failure. In the event Lessor serves Lessee with a Notice to Perform Covenant or Quit in the form required by applicable Unlawful Detainer Statutes, such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) days rather than the statutory three (3) days;

         (d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (a) (b) or (c) above, if such failure continues for a period of ten (10) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than ten (10) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion;

         (e) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) the filing by Lessee of a voluntary petition in bankruptcy under Title 11 U.S.C. or the filing of an involuntary petition against Lessee which remains uncontested for a period of sixty days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, provided, however, in the event that any provisions of this Section 12.01(e) is contrary to any applicable law, such provision shall be of no force or effect;

         (f) The discovery by Lessor that any financial statement given to Lessor by Lessee, or any guarantor of Lessee's obligations hereunder, was materially false.

         (g) The occurrence of a material default and breach by Lessee under any other Lease between Lessee and Lessor (or any affiliate of Lessor) for Premises in Pacific Shores Center.

         Section 12.02. Remedies. In the event of any such material default and breach by Lessee, Lessor may at any time thereafter, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default and breach:

         (a) Terminate Lessee's right to possession of the Premises by any lawful means including by way of unlawful detainer (and without any further notice if a notice in compliance with the unlawful detainer statutes and in compliance with paragraphs (b), (c) and (d) of Section 12.01 above has already been given), in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, (i) the cost of recovering possession of the Premises including reasonable attorney's fees related thereto; (ii) the worth at the time of the award of any unpaid rent that had been earned at the time of the termination, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iii) the worth at the time at the time of the award of the amount by which the unpaid rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iv) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one per cent (1%), (v) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant, and (vi) any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

         (b) Maintain  Lessee's  right to  possession  as provided in Civil Code
Section 1951.4 in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

         (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state of California. Unpaid amounts of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the Agreed Rate.

         Section 12.03. Default by Lessor. Lessor shall not be in default under this Lease unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying that Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty day period and thereafter diligently prosecutes the same to completion. In the event Lessor does not commence performance within the thirty (30) day period provided herein, Lessee may perform such obligation and will be reimbursed for its expenses by Lessor together with interest thereon at the Agreed Rate. Lessee waives any right to terminate this Lease or to vacate the Premises on Lessor's default under this Lease. Lessee's sole remedy on Lessor's default is an action for damages or injunctive or declaratory relief. Notwithstanding the foregoing, nothing herein shall be deemed applicable in the event of Lessor's delay in delivery of the Premises. In that situation, all rights and remedies shall be determined under Section 3.01 above.

         Section 12.04. Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designated agent within five
(5) days after such amount is due and owing, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Section 4.01 or any other provision of this Lease to the contrary.

                                  ARTICLE XIII
                            CONDEMNATION OF PREMISES.

         Section 13.01. Total Condemnation. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the Lease Term, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor or the award for the value of the unexpired portion of this Lease Term.

         Section 13.02. Partial Condemnation. If any portion of the Premises is taken by condemnation during the Lease Term, whether by exercise of governmental power or the sale for transfer by Lessor to an condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect except that in the event a partial taking leaves the Premises unfit for the conduct of the business of Lessee, then Lessee shall have the right to terminate this Lease effective upon the date transfer of possession is required. Moreover, Lessor shall have the right to terminate this Lease effective on the date transfer of possession is required if more than thirty-three percent (33%) of the total square footage of the Premises is taken by condemnation. Lessee and Lessor may elect to exercise their respective rights to terminate this Lease pursuant to this Section by serving written notice to the other within thirty (30) days after receipt of notice of condemnation. All rent shall be paid up to the date of termination, and Lessee shall have no claim against Lessor for the value of any unexpired portion of the Lease Term. If this Lease shall not be canceled, the rent after such partial taking shall be that percentage of the adjusted base rent specified herein, equal to the percentage which the square footage of the untaken part of the Premises, immediately after the taking, bears to the square footage of the entire Premises immediately before the taking. If Lessee's continued use of the Premises requires alterations and repair by reason of a partial taking, all such alterations and repair shall be made by Lessee at Lessee's expense. Lessee waives all rights it may have under California Code of Civil Procedure Section 1265.130 or otherwise, to terminate this Lease based on partial condemnation.

         Section 13.03. Award to Lessee. In the event of any condemnation, whether total or partial, Lessee shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Lessee for loss of its business fixtures, moving expenses or equipment belonging to Lessee immediately prior to the condemnation. The balance of any condemnation award shall belong to Lessor (including, without limitation, any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the then present value of the rent payable for the remainder of the Lease Term) and Lessee shall have no further right to recover from Lessor or the condemning authority for any claims arising out of such taking.

                                   ARTICLE XIV
                                 ENTRY BY LESSOR

         Section 14.01. Entry by Lessor Permitted. Lessee shall permit Lessor and its employees, agents and contractors to enter the Premises and all parts thereof (i) upon twenty-four (24) hours notice (or without notice in an emergency), including without limitation, the Building and all parts thereof at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Premises (in accordance with the terms of this Lease; to make such repairs to the Premises as Lessor is obligated or may elect to make pursuant to the terms of this Lease; to make repairs, alterations or additions to any other portion of the Project and (ii) upon twenty-four (24) hours notice to show the Premises and post "To Lease" signs for the purposes of reletting during the last twelve (12) months of the Lease Term (provided that Lessee has failed to exercise its option to extend) or extended Lease Term to show the Premises as part of a prospective sale by Lessor or to post notices of nonresponsibility. Lessor shall have such right of entry without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises hereby occasioned.

                                   ARTICLE XV
                              ESTOPPEL CERTIFICATE

         Section 15.01.  Estoppel Certificate.

         (a) Lessee shall at any time upon not less than fifteen (15) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying, if true, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying, if true, that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging, if true, that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed and (iii) certifying or acknowledging such other matters as are requested by any prospective lender or buyer which are reasonably related to the loan or sale transaction. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

         (b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance.

                                   ARTICLE XVI
                               LESSOR'S LIABILITY

         Section 16.01. Limitations on Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, except as to any claim

Lessee may have as to any funds in the hands of Lessor or the then grantor at the time of such transfer, including without limitation, the Security Deposit, in which Lessee has an interest, which are not delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership. For any breach of this Lease by Lessor, the liability of Lessor (including all persons and entities that comprise Lessor, and any successor Lessor) and any recourse by Lessee against Lessor shall be limited to the interest of Lessor, and Lessor's successors in interest, in and to the Premises. On behalf of itself and all persons claiming by, through, or under Lessee, Lessee expressly waives and releases Lessor and each member, agent and employee of Lessor from any personal liability for breach of this Lease.

                                  ARTICLE XVII
                               GENERAL PROVISIONS

         Section 17.01. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         Section 17.02. Agreed Rate Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to either party not paid when due shall bear interest at the Bank of America prime rate plus one percent (1%) ("Agreed Rate"). Payment of such interest shall not excuse or cure any default by Lessee under this Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to the payor by application of the amount of excess interest paid against any sums outstanding in any order that payee requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to the payor by the payee. To ascertain whether any interest payable exceeds the limits imposed, any nonprincipal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

         Section 17.03. Time of Essence. Time is of the essence in the performance of all obligations under this Lease.

         Section 17.04. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be Additional Rent and Lessor shall have all the rights and remedies for the nonpayment of same as it would have for nonpayment of Base Rent, except that the one year requirement of Code of Civil Procedure Section 1161(2) shall apply only to scheduled installments of Base Rent and not to any Additional Rent. All references to "rent" (except specific references to either Base Rent or Additional Rent) shall mean Base Rent and Additional Rent.

         Section 17.05. Incorporation of Prior Agreements, Amendments and Exhibits. This Lease (including Exhibits A, B, C, D, E, F, G, H, I, J, K, L and
M) contains all  agreements of the
parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any employees or agents of the Lessor has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Lease Term except as otherwise specifically stated in this Lease. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease.

         Section 17.06.  Notices.

         (a) Written Notice. Any notice required or permitted to be given hereunder shall be in writing and shall be given by a method described in paragraph (b) below and shall be addressed to Lessee or to Lessor at the addresses noted below, next to the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee, but delay or failure of delivery to such person shall not affect the validity of the delivery to Lessor or Lessee.

         (b)      Methods of Delivery:

                  (i) When personally delivered to the recipient, notice is effective on delivery. Delivery to the person apparently designated to receive deliveries at the subject address is personally delivered if made during business hours (e.g. receptionist).

                  (ii) When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt.

                  (iii)   When   delivery   by   overnight    delivery   Federal
Express/Airborne/United Parcel Service/DHL WorldWide Express with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the delivery service.

         (c) Refused, Unclaimed or Undeliverable Notices. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

         Section 17.07. Waivers. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provisions. Any consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

         Section 17.08. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes, provided that Lessee shall also simultaneously execute in recordable form and delivering to Lessor a Quit Claim Deed as to its leasehold and any other interest in the Premises and hereby authorizes Lessor to date and record the same only upon the expiration or sooner termination of this Lease.

         Section 17.09.  Surrender of Possession; Holding Over.

         (a) At the expiration of the Lease, Lessee agrees to deliver up and surrender to Lessor possession of the Premises and all improvements thereon broom clean and, in as good order and condition as when possession was taken by Lessee, excepting only ordinary wear and tear (wear and tear which could have been avoided by first class maintenance practices and in accordance with industry standards shall not be deemed "ordinary"). Upon expiration or sooner termination of this Lease, Lessor may reenter the Premises and remove all persons and property therefrom. If Lessee shall fail to remove any personal property which it is entitled or obligated to remove from the Premises upon the expiration or sooner termination of this Lease, for any cause whatsoever, Lessor, at its option, may remove the same and store or dispose of them, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal and in making the Premises free from all dirt, litter, debris and obstruction, including all storage and insurance charges. If the Premises are not surrendered at the end of the Lease Term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, actual damages for lost rent and with respect to any claims of a successor occupant.

         (b) If Lessee, with Lessor's prior written consent, remains in possession of the Premises after expiration of the Lease Term and if Lessor and Lessee have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a monthly Base Rent equivalent to one hundred fifty percent (150%) of the monthly rental in effect immediately prior to such expiration, such payments to be made as herein provided for Base Rent. In the event of such holding over, all of the terms of this Lease, including the payment of Additional Rent all charges owing hereunder other than rent shall remain in force and effect on said month to month basis.

         Section 17.10. Cumulative Remedies. No remedy or election hereunder by Lessor shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity, provided that notice and cure periods set forth in Article XII are intended to extend and modify statutory notice provisions to the extent expressly stated in Section 12.01.

         Section 17.11. Covenants and Conditions. Each provision of this Lease to be observed or performed by Lessee shall be deemed both a covenant and a condition.

         Section 17.12. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article XVI, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California and any legal or equitable action or proceeding brought with respect to the Lease or the Premises shall be brought in Santa Clara County, California.

         Section 17.13. Lease to be Subordinate. Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Lessor may create against the Premises including all renewals, replacements and extensions thereof provided, however, that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Lessee timely performs all covenants and conditions of this Lease and continues to make all timely payments hereunder, this Lease and Lessee's possession and rights hereunder shall not be disturbed by the mortgagee or anyone claiming under or through such mortgagee. Lessee shall execute any documents subordinating this Lease within ten (10) days after delivery of same by Lessor so long as the Lender agrees therein that this Lease will not be terminated if Lessee is not in default following a foreclosure, including, without limitation, any Subordination Non-Distribution and Attornment Agreement ("SNDA") which is substantially in the form attached hereto as Exhibit "F." Lessor shall provide Lessee with an SNDA with respect to any existing lender, ground Lessor or other lien holder on the Project.

         Section 17.14. Attorneys' Fees. If either party herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover its reasonable attorney's fees, expert witness fees and costs as fixed by the Court.

         Section 17.15. Signs. Lessee shall not place any sign upon the exterior of the Building or monument signage on the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed and subject to approval by the City of Redwood. Lessee, at its sole cost and expense, after obtaining Lessor's prior written consent, shall install, maintain and remove prior to expiration of this Lease (or within ten (10) days after any earlier termination of this Lease) all signage in full compliance with (i) all applicable law, statutes, ordinances and regulations, (ii) all provisions of this Lease concerning Alterations, and (iii) Exhibit "G." In creating the signage provision to be set forth on Exhibit "G," Lessor agrees to request from City approval for illuminated exterior Building Signage.

         Section 17.16. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

         Section 17.17.  Guarantor.  [Intentionally Omitted]

         Section 17.18. Quiet Possession. Upon Lessee timely paying the rent for the Premises and timely observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Lease Term, subject to all of the provisions of this Lease.

         Section 17.19. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and conditions, covenants and restrictions, so long as such easements, rights, dedications, Maps and conditions, covenants and restrictions do not unreasonably interfere with the use of the Premises by Lessee or materially increased Lessee's actual or potential monetary and non-monetary obligations under this Lease. Lessee shall sign any of the aforementioned or other documents, and take such other actions, which are reasonably necessary or appropriate to accomplish such granting recordation and subordination of the Lease to same, upon request of Lessor, and failure to do so within ten (10) business days of a written request to do so shall constitute a material breach of this Lease.

         Section 17.20. Authority. Each individual executing this Lease on behalf of a corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with a duly adopted resolution of the governing group of the entity empowered to grant such authority, and that this Lease is binding upon said entity in accordance with its terms. Each party shall provide the other with a certified copy of its resolution within ten (10) days after execution hereof, but failure to do so shall in no manner (i) be evidence of the absence of authority or (ii) affect the representation or warranty.

         Section 17.21. Force Majeure Delays. In any case where either party hereto is required to do any act (other than the payment of money), delays caused by or resulting from Acts of God or Nature, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor or materials or equipment, government regulations, delay by government or regulatory agencies with respect to approval or permit process, unusually severe weather, or other causes beyond such party's reasonable control ("Force Majeure Delays") the time during which act shall be completed, shall be deemed to be extended by the period of such delay, whether such time be designated by a fixed date, a fixed time or "a reasonable time."

         Section 17.22.   Hazardous Materials.

         (a) Definition of Hazardous Materials and Environmental Laws. "Hazardous Materials" means any (a) substance, product, waste or other material of any nature whatsoever which is or becomes listed regulated or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sections 9601, et seq. ("CERCLA"); the Hazardous Materials Transportation Act ("HMTA") 49 U.S.C. section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. ("RCRA"); the
Toxic Substances Control Act, 15 U.S.C. sections 2601, et seq. ("TSCA"); the Clean Water Act, 33 U.S.C. sections 1251, et seq.; the California Hazardous Waste Control Act, Health and Safety Code sections 25100, et seq.; the
California Hazardous Substances Account Act, Health and Safety Code sections 26300, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code sections 25249.5, et seq.; California Health and Safety Code sections 25280, et seq.; (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code sections 25170.1, et seq.; California Health and Safety Code sections 25501. et seq. (Hazardous Materials Response Plans and Inventory); or the Porter-Cologne Water Quality Control Act, California Water Code sections 13000, et seq., all as amended, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, but not limited to, response, removal and remediation costs) or standards of conduct or performance concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter may be in effect (collectively, "Environmental Laws"); (b) any substance, product, waste or other material of any nature whatsoever whose presence in and of itself may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance, strict or absolute liability or under any reported decisions of a state or federal court, (c) petroleum or crude oil, including but not limited to petroleum and petroleum products contained within regularly operated motor vehicles and (d) asbestos.

         (b) Lessor's Representations and Disclosures. Lessor represents that it has provided Lessee with a description of the Hazardous Materials on or beneath the Property as of the date hereof, attached hereto as Exhibit I and incorporated herein by reference. Lessee acknowledges that in providing the attached Exhibit I, Lessor has satisfied its obligations of disclosure pursuant to California Health & Safety Code Section 25359.7 which requires:

                  "Any owner of nonresidential real property who knows, or has reasonable cause to believe, that any release of hazardous substances has come to be located on or beneath that real property shall, prior to the sale, lease or rental of the real property by that owner, give written notice of that condition to the buyer, lessee or renter of the real property."

         (c) Use of Hazardous Materials. Lessee shall not cause or permit any Hazardous Materials to be brought upon, kept or used in, on or about the Project by Lessee, its agents, employees, contractors, licensee, guests, visitors or invitees without the prior written consent of Lessor. Lessor shall not unreasonably withhold such consent so long as Lessee demonstrates to Lessor's reasonable satisfaction that such Hazardous Materials are necessary or useful to Lessee's business and will be used, kept and stored in a manner that complies with all applicable Environmental Laws. Lessee shall, at all times, use, keep, store, handle, transport, treat or dispose all such Hazardous Materials in or about the Property in compliance with all applicable Environmental Laws. Prior to the expiration or earlier termination of this Lease, Lessee shall remove from the Property all Hazardous Materials used or brought onto the Property during the Lease Term by anyone other than Lessor, its agents, employees or contractors.

         (d) Lessee's Environmental Indemnity. Lessee agrees to indemnify and hold Lessor harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Project, and/or subsurface or ground water, from an act or omission of Lessee (or Lessee's successor), its agents, employees, invitees, vendors, contractors, guests or visitors.

         (e) Lessee's Obligation to Promptly Remediate. If the presence of Hazardous Materials on the Premises after the Commencement Date which results from an act or omission of Lessee (or Lessee's successors), its agents, employees, invitees, vendors, contractors, guests, or visitors also results in contamination or deterioration of the Property or any water or soil beneath the Property, Lessee shall promptly take all action necessary or appropriate to investigate and remedy that contamination, at its sole cost and expense, provided that Lessor's approval of such action shall first be obtained. Lessor's approval shall not be unreasonably withheld.

         (f) Notification. Lessor and Lessee each agree to promptly notify the other of any communication received from any governmental entity concerning Hazardous Materials or the violation of Environmental Laws that relate to the Property.

         (g) Lessor's Environmental Indemnity. Lessor agrees to indemnify and hold Lessee harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Premises, and/or subsurface or ground water prior to the Commencement Date or caused by Lessor (or Lessor's successor), its agents or employees.

         Section 17.23. Modifications Required by Lessor's Lender. If any lender of Lessor requires a modification of this Lease that will not increase Lessee's cost or expense or materially and adversely change Lessee's rights and obligations, this Lease shall be so modified and Lessee shall execute whatever documents are required by such lender and deliver them to Lessor within ten (10) days after the request.

         Section 17.24. Brokers. Lessor and Lessee each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers or agents identified on the signature page hereof ("Brokers") and that they know of no other real estate broker or agent who is entitled to a commission or finder's fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder's fee, or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this
Section 17.24 shall survive the expiration or earlier termination of the Lease Term.

         Section 17.25.  Right of First Offer to Lease Building 4.

         (a) Lessee shall have a right of first offer ("Right of First Offer") to lease the adjacent Building and parcel designated as Lot 4 and 4P on Exhibit "A" ("Building 4") subject to Paragraphs (b) through (g).

         (b) At the time Lessee exercises the Right of First Offer: (i) The Lease must be in full force and effect; (ii) Lessee shall not be in Default under the Lease; nor shall Lessee be in Default under the Lease at the Commencement Date (defined in paragraph g(1)) for the Offer Building, (defined in Paragraph c); and (iii) Lessee's then current financial condition, as revealed by its most recent financial statements (which shall include quarterly and annual financial statements, including income statements, balance sheets, and cash flow statements), must demonstrate that either: (1) Lessee's net worth is at least equal to its net worth at the time this Lease was signed; or (2) Lessee meets the financial criteria reasonably acceptable to Lessor.

         (c) Lessor shall not lease Building 4 to another lessee unless and until Lessor has first offered Building 4 to Lessee in writing (the "Offer Notice") and Lessee either rejects such offer or a period of one (1) business day (if the notice is given prior to the Lease Commencement Date) or ten (10) business days (if the notice is given after the Lease Commencement Date) has elapsed from the date that Lessor has delivered the Offer Notice without Lessee having notified Lessor in writing of its acceptance of such Offer Notice and supplied Lessor with current financial statements pursuant to Paragraph b, which ever event occurs first. The Offer Notice shall contain the following information: (i) The date on which the Lessor expects Building 4 to become available; (ii) The Base Rent; (iv) The pro rata share of Additional Rent; and
(v) Such other terms and  conditions  upon which Lessor wishes to lease Building
4.

         (d) If Lessee timely delivers to Lessor, in accordance with the conditions of this Section, written notice of Lessee's exercise of the Right of First Offer (along with Lessee's financial statements pursuant to Paragraph b) and Lessor determines that Lessee meets all of the conditions provided in this Section, then Lessor and Lessee shall enter into a new lease for Building 4, which lease shall be on the then applicable terms and conditions in the Lease, as modified by the terms and conditions set forth in the Offer Notice.

         (e) If Lessee declines or fails to duly and timely exercise its Right of First Offer or fails to meet all of the conditions provided in this Section, Lessor shall thereafter be free to lease the Building 4 in portions or in its entirety to any third-party tenant at any time without regard to the restrictions in this Section 17.25 and on whatever terms and conditions Lessor may decide in its sole discretion, without again complying with all the provisions of this Section 17.25 and on whatever terms and conditions Lessor may decide in its sole discretion, without again complying with all the provisions of this Section 17.25.

         (f) Within ten (10) business days after the Commencement Date for the Offer Building, Lessor and Lessee shall confirm the foregoing in a new lease between Lessor and Lessee, which lease shall contain all of the same terms and conditions of this Lease, except as modified by the Offer Notice.

         (g) This Right of First Offer is personal to the Lessee and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or a major part of the Premises for the remainder of the Term other than to a Lessee Affiliate.

         Section 17.26. Acknowledgment of Notices. Lessor has provided and Lessee hereby acknowledges receipt of the Notices attached as Exhibits J and K hereto, concerning the presence of certain uses and operations of neighboring parcels of land.

         Section 17.27.  List of Exhibits.

                                                                       Ref. Page

EXHIBIT A:   Real Property Legal Description,
                           Site Plan, and Building Elevations

EXHIBIT B:   Plans and Specifications for Shell Building

EXHIBIT C:   Work Letter Agreement for Tenant
                           Improvements and Interior Specification Standards

EXHIBIT D:   Cost Responsibilities of Lessor and Lessee

EXHIBIT E:   Memorandum of Commencement of Lease
                           Term and Schedule of Base Rent

EXHIBIT F:   SNDA

EXHIBIT G:   Signage Exhibit

EXHIBIT H:   Guaranty of Lease [Intentionally Omitted]

EXHIBIT I:   Hazardous Materials Disclosure

EXHIBIT J:   Notice to Tenants

EXHIBIT K:   Notice to Tenants

EXHIBIT L:   Rules and Regulations

EXHIBIT M:   Warm Shell Improvements

LESSOR AND LESSEE EACH HAS CAREFULLY READ AND HAS REVIEWED THIS LEASE AND BEEN ADVISED BY LEGAL COUNSEL OF ITS OWN CHOOSING AS TO EACH TERM AND PROVISION
CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOWS ITS INFORMED AND VOLUNTARY CONSENT THERETO. EACH PARTY HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS AND CONDITIONS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

         Executed at San Jose, California, as of the reference date.
LESSOR:                                                       ADDRESS:

____________________________,                                 c/o Jay Paul Company
____________________________                                  353 Sacramento Street, Suite 1740
                                                              San Francisco, California 94111
By:  ___________________________
         Jay Paul, President
                                                              With a copy to:

                                                              Thomas G. Perkins, Esq.
                                                              99 Almaden Blvd., 8th Floor
                                                              San Jose, CA 95113
                                                              Telephone: 408- 993-9911
                                                              Facsimile:   408-286.3312

LESSEE:                                                       ADDRESS:

Broadvision Inc.
a Delaware corporation                                        585 Broadway
                                                              Redwood City, CA  94063
                                                              Facsimile:  (650) 261-5900
By:  _______________________                                  (Before Commencement Date)

     -----------------------
      (Type or print name)                                    ATTN:  Legal Department
                                                              Pacific Shores Center
Its:                                                          Building 5
      ----------------------------------------------          Redwood City, CA
                                                              (After Commencement Date)
By:  ________________________

     ------------------------
       (Type or print name)


Its: _________________________

                                BROKER EXECUTION

         By signing below, the indicated real estate broker or agent is not being made a party hereto, but is signifying its agreement with the provisions hereof concerning brokerage.

LESSOR'S BROKER:                                  ADDRESS:

Cornish & Carey Commercial                        2804 Mission College Boulevard
                                                  Suite 120
                                                  Santa Clara, California 95054
By:  ___________________________

     ---------------------------
        (Type or print name)

Its:   Executive Vice President

LESSEE'S BROKER:                                  ADDRESS:

------------------------------                    ---------------------------

                                                  ---------------------------
By:  ___________________________

     ---------------------------
        (Type or print name)

Its: ___________________________